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                           Exhibit 11.1 Statement Re:
              Supplemental Computation of Per Share Earnings*
                     Vivra Incorporated and Subsidiaries

                     Three Years Ended November 30, 1995


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
                                                                    Year ended November 30
                                                                  1995           1994           1993
                                                             -------------------------------------------

Primary:
     Weighted average shares outstanding*                      36,474,000     32,111,000     30,282,000
     (a)   Stock options granted to employees, based
           on the treasury-stock method using average
           market price                                           678,000(1)     816,000(1)     940,000
                                                              -----------------------------------------
Total                                                          37,152,000     32,927,000     31,222,000
                                                              =========================================
Net earnings from continuing operations                       $38,528,000    $29,947,000    $24,218,000

Earnings from discontinued operations less applicable taxes             -              -        554,000

Gain on sale of discontinued operations less applicable                 -        697,000              -
taxes                                                         -----------------------------------------
Net earnings                                                  $38,528,000    $30,644,000    $24,772,000
                                                              =========================================
Earnings per Share:
Net earnings from continuing operations                             $1.06           $.93           $.77
Earnings from discontinued operations                                   -              -            .02
Gain on sale of discontinued operations                                 -            .02              -
                                                              -----------------------------------------
Net earnings                                                        $1.06           $.95           $.79
                                                              =========================================
Fully diluted:
     Weighted average shares outstanding*                      36,474,000     32,111,000     30,282,000
     (a)   Stock options granted to employees, based
           on the treasury-stock method using the
           year-end market price, if higher than
           average market price                                   696,000(1)     843,000(1)     975,000
                                                              -----------------------------------------
Total                                                          37,170,000     32,954,000     31,257,000
                                                              =========================================
Net earnings from continuing operations                       $38,528,000    $29,947,000    $24,218,000

Earnings from discontinued operations less applicable taxes             -              -        554,000

Gain on sale of discontinued operations less applicable                 -        697,000              -
taxes                                                         -----------------------------------------

Net earnings                                                  $38,528,000    $30,644,000    $24,772,000
                                                              =========================================

Earnings per Share:
     Net earnings from continuing operations                        $1.06           $.93           $.77
     Earnings from discontinued operations                              -              -            .02
     Gain on sale of discontinued operations                            -            .02              -
                                                              -----------------------------------------
Net earnings                                                        $1.06           $.95           $.79
                                                              =========================================

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*   Adjusted to reflect three-for-two stock splits payable to shareholders of record on November 22, 1995 and November 10, 1993, respectively, and the issuance of 1,405,373 shares of Common Stock in connection with the pooling of interests described in Note 1 to the Supplemental Consolidated Financial Statements, reflected retroactively for all periods presented.

(1) As the dilutive Common Stock equivalents are less than 3% of the weighted average outstanding shares, they have not been included in the computation of earnings per share as shown in the Supplemental Consolidated Financial Statements.